Exhibit 99.1

Progyny, Inc. Provides Update on Impact of COVID-19

NEW YORK, March 18, 2020 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY), a leading benefits management company specializing in fertility and family building benefits solutions in the United States, today provided an update on the impact of the COVID-19 pandemic on its business.

As part of its commitment to flatten the curve of COVID-19 and keep communities safe, all Progyny employees are working remotely. Progyny has the systems and processes in place to operate at full capacity from these remote locations. Additionally, Progyny has a strong balance sheet and financial resources to successfully weather any temporary interruption to its business.

Progyny provided financial guidance on March 5, 2020, which excluded any potential impact from COVID-19. On March 17, 2020, the American Society for Reproductive Medicine (ASRM) issued guidance which recommends suspension of new, non-urgent treatments. Additionally, new restrictions on everyday activities throughout the United States may cause some patients to elect or be unable to pursue fertility treatments until concerns or restrictions relating to the spread of COVID-19 have waned or been lifted. As a result of the ASRM recommendations, which are consistent with guidelines from the Centers for Disease Control and Prevention, and until we have a clearer understanding of the duration of the COVID-19 pandemic, its geographic reach and its impact on members’ access to treatments, we believe it is appropriate to withdraw our previously provided financial guidance for the first quarter and full year 2020. The Company expects to provide an update on the impact of the COVID-19 pandemic in conjunction with its first quarter earnings report.

“Our Patient Care Advocates are continuing to support members and reschedule treatments where needed. We believe that patients who have had to pause their treatments will resume their fertility and family building journeys when this situation stabilizes,” said David Schlanger, Chief Executive Officer of Progyny. “In times of prior health crises, the fertility market has continued to grow. Having children and building families is core to humanity and Progyny will continue to support its members throughout this challenging time.”

About Progyny

Progyny (Nasdaq: PGNY) is a leading fertility benefits management company in the United States. We are redefining fertility and family building benefits, proving that a comprehensive and inclusive fertility solution can simultaneously benefit employers, patients, and physicians. Our benefits solution empowers patients with education and guidance from a dedicated Patient Care Advocate, provides access to a premier network of fertility specialists using the latest science and technologies, reduces healthcare costs for the nation’s leading employers, and drives optimal clinical outcomes. We envision a world where anyone who wants to have a child can do so.

Headquartered in New York City, Progyny has been named a CNBC 50 Disruptor for three years in a row, to the INC. 5000, Crain’s Fast 50 for NYC, and Modern Healthcare’s Best Places to Work in Healthcare for two years in a row. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to management. These forward-looking statements include, without limitation, statements regarding our financial outlook, the status of Progyny’s business and financial condition and the long-term outlook on fertility treatments. The words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future,” “project,” and the negative of these or similar terms and phrases are intended to identify forward-looking statements.

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Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, risks related to COVID-19 and the impact such pandemic may have on the demand for and delivery and execution of our services; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; solutions; our ability to offer high-quality support; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenues; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; unfavorable conditions in our industry or the United States economy, including conditions resulting from outbreaks of contagious disease; reductions in employee benefits spending; seasonal fluctuations in our sales; our ability to maintain our Center of Excellence network of healthcare providers; our ability to maintain or any disruption of our pharmacy distribution network; our relationship with key pharmaceutical manufacturers or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; and exposure to credit risk from our members. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent reports that we file with the Securities and Exchange Commission which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons. Actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

For Further Information, Please Contact:

Investors:

James Hart

investors@progyny.com

Media:

Selena Yang

media@progyny.com

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